EXHIBIT 99.1
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                 NORTHERN TRUST SELECTS INDEPENDENT AUDITORS

   CHICAGO, April 16, 2002 - Northern Trust Corporation, Chicago, announced today that its Board of Directors has selected KPMG LLP as the Corporation's independent auditors for 2002. Representatives of KPMG LLP will be attending Northern's annual meeting to be held today in Chicago.

        Northern had announced on March 22, 2002 that the Board of Directors had voted to replace Arthur Andersen LLP as its independent auditors for 2002.

        Northern Trust Corporation (Nasdaq: NTRS) is a multibank holding company headquartered in Chicago with a growing network of offices in 12 states, international offices in five countries and more than 9,500 employees worldwide. At December 31, 2001, Northern Trust Corporation's banking assets totaled $39.7 billion. Trust assets under administration were nearly $1.7 trillion, and assets under management totaled $330.1 billion. Northern Trust has earned distinction as a leading provider of personal fiduciary, asset management, personal and private banking, and master trust/custody, global custody and treasury management services. For more information, visit www.northerntrust.com.
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